SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Equinix, Inc.

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EQUINIX, INC.

301 Velocity Way, Fifth Floor

Foster City, CA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 2, 2005

The Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc. (the “Company”) will be held at the Company’s headquarters located at 301 Velocity Way, Foster City, California, on Thursday, June 2, 2005, at 10:30 a.m. for the following purposes:

1. To elect nine (9) directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 21, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 301 Velocity Way, Fifth Floor, Foster City, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter F. Van Camp

Peter F. Van Camp

Chief Executive Officer and Director

Foster City, California

April 29, 2005

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

EQUINIX, INC.

301 Velocity Way, Fifth Floor

Foster City, CA 94404

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held June 2, 2005

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 301 Velocity Way, Foster City, California, on Thursday, June 2, 2005, at 10:30 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 29, 2005.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock and series A preferred stock are the only type of securities entitled to vote at the Annual Meeting. On April 21, 2005, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 23,596,161 shares of common stock outstanding and 1,868,667 shares of series A preferred stock outstanding. Each stockholder of record on April 21, 2005 is entitled to one vote for each share of common stock or series A preferred stock held by such stockholder on April 21, 2005. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s by-laws provide that the holders of a majority of the Company’s common stock and voting preferred stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nine (9) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may also be supplemented by solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

The nine (9) directors who are being nominated for election by the holders of common stock and series A preferred stock to the Board of Directors (the “Nominees”), their ages as of April 1, 2005, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The nine (9) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Held with the Company
Theng Kiat Lee	51	Chairman of Board
Steven T. Clontz	54	Director
Steven P. Eng (1) (2) (3)	48	Director
Gary Hromadko	52	Director
Scott Kriens (1) (2)	47	Director
Andrew S. Rachleff (2) (3)	46	Director
Dennis R. Raney (3)	62	Director
Peter F. Van Camp (4)	49	Director and Chief Executive Officer
Michelangelo Volpi (1)	38	Director

(1)	Member of Compensation Committee

(2)	Member of Nominating Committee

(3)	Member of Audit Committee

(4)	Member of Option Committee

Theng Kiat Lee has served as the chairman of the board since December 2002. Mr. Lee has been president and chief executive officer of Singapore Technologies Telemedia Pte. Ltd, an information and communications company, since November 1995. Mr. Lee also serves on the board of directors of several public companies including StarHub Ltd, TeleChoice International Limited and Global Voice Group Limited, each a public-listed company in Singapore, Global Crossing Limited, as well as several privately held and non-listed public companies in Singapore and elsewhere.

Steven Clontz has served as a director of Equinix since April 2005. Mr. Clontz has been president and chief executive officer of StarHub Ltd., a telecommunications and cable television company since January 1999. Mr. Clontz serves on the board of directors of InterDigital Communications Corp. and StarHub Ltd. Mr. Clontz is also a non-director member of the Executive Committee of Global Crossing Limited.

Steven Eng has served as a director of Equinix since December 2002. Mr. Eng has been a director of network management systems at Netco Government Services, formerly known as WAM!NET Government Services, Inc., since April 2002. Prior to joining WAM!NET Mr. Eng previously served as vice president of Exodus Communications from March 1995 to September 2001.

Gary Hromadko has served as a director of Equinix since June 2003. Mr. Hromadko has been a venture partner at Crosslink Capital, a venture capital firm, since June 2002. In addition to his responsibilities with Crosslink Capital, Mr. Hromadko has been active as a private investor since 1993. Mr. Hromadko serves on the board of directors at Electric Cloud, Inc. and Good Technology Inc., both privately held companies.

Scott Kriens has served as a director of Equinix since July 2000. Mr. Kriens has been president, chief executive officer and chairman of the board of directors of Juniper Networks, Inc., an Internet infrastructure solutions company, since January 1996. From April 1986 to January 1996, Mr. Kriens served as vice president of sales and vice president of operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens serves on the board of directors of Verisign, Inc. and Juniper Networks, Inc., both public companies.

Andrew Rachleff has served as a director of Equinix since September 1998. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the board of directors of Blue Coat Systems, Inc., a public company, as well as several privately held companies.

Dennis Raney has served as a director of Equinix since April 2003. Mr. Raney was the chief financial officer of eONE Global, LP from July 2001 to May 2003. Prior to joining eONE Global, Mr. Raney held the position of chief financial officer and executive vice president at Novell Inc. from March 1998 to July 2001. Mr. Raney also serves on the board of directors of Ultratech, Inc., Easylink and Viewpoint, all publicly held companies.

Peter Van Camp has served as Equinix’s chief executive officer and as a director since May 2000. From June 2001 to December 2002, Mr. Van Camp was also chairman of the board. From January 1997 to May 2000, Mr. Van Camp was employed at UUNET, the Internet division of MCI (formerly known as WorldCom), where he served as president of Internet markets and as president of the Americas region. During the period from May 1995 to January 1997, Mr. Van Camp was president of Compuserve Network Services, an Internet access provider. Before holding this position, Mr. Van Camp held various positions at Compuserve, Inc. during the period between October 1982 to May 1995. Mr. Van Camp currently serves as a director of Packeteer, Inc., a public company.

Michelangelo Volpi has served as a director of Equinix since November 1999. Mr. Volpi joined Cisco Systems, Inc. (“Cisco”), a data communications equipment manufacturer, in 1994. Currently, he holds the position of senior vice president and general manager for Cisco’s routing technology group. Prior to his current position, Mr. Volpi was chief strategy officer for Cisco where he played an instrumental role in the creation of Cisco’s acquisition and investment strategies. Before joining Cisco, Mr. Volpi spent three years at Hewlett Packard’s Optoelectronics Division. Mr. Volpi currently serves as a director of Opsware, Inc., a public company.

Nomination of Board of Directors

The Nominating Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character, having business experience, and being over 21 years of age. The committee’s process for identifying and evaluating nominees is as follows: in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. In the case of new director candidates, the committee first determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon the Company’s Certificate of Incorporation and Bylaws, applicable securities laws, the rules and regulations of the SEC, the rules of the National Association of Securities Dealers, and the advice of counsel, if necessary. The committee may then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee will then meet to discuss and consider such candidates’ qualifications and choose candidate(s) for recommendation to the Board of Directors. At the Annual Meeting, one director, Mr. Steven Clontz, will stand for election by the Company’s stockholders for the first time. Mr. Clontz was recommended for election by one of the Company’s security holders and was evaluated and formally nominated by the Company’s Nominating Committee in accordance with the procedures described above.

Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. A more detailed description on the functions of the Nominating Committee can be found in the Company’s Nominating Committee Charter, attached to this proxy as Appendix A.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2004, the Board of Directors held six (6) meetings and acted by written consent on one (1) occasion. For the fiscal year, each of the directors, during the term of their tenure, attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served other than Michelangelo Volpi who attended or participated in 73% of the applicable Board and committee meetings. The Company, the Nominating Committee and the Board consider Mr. Volpi to be a valuable contributor to the Company’s Board of Directors. In the event any director missed a meeting, he would separately discuss material items with Peter Van Camp, a Director of the Company and Chief Executive Officer. The Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Option Committee.

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) was created on July 19, 2000. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent accountants, the scope of the annual audits, fees to be paid to the Company’s independent accountants, the performance of the Company’s accountants and the accounting and internal control practices of the Company. The members of the Audit Committee are Messrs. Eng, Rachleff and Raney. During the fiscal year ended December 31, 2004, the Audit Committee of the Board of Directors held eight (8) meetings.

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) was created on July 19, 2000. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option and stock grants under the Company’s equity incentive and stock purchase plans. The members of the Compensation Committee are Messrs. Eng, Kriens and Volpi. During the fiscal year ended December 31, 2004, the Compensation Committee of the Board of Directors held two (2) meetings and acted by written consent on two (2) occasions.

The Nominating Committee of the Company’s Board of Directors (the “Nominating Committee”) was created December 30, 2002. The Nominating Committee develops qualification criteria for board members and selects the director nominees for each annual meeting of stockholders in accordance with the Company’s by-laws. The members of the Nominating Committee are Messrs. Eng, Kriens and Rachleff. During the fiscal year ended December 31, 2004, the Nominating Committee held one (1) meeting.

The Option Committee of the Company’s Board of Directors (the “Option Committee”) was created on July 19, 2000. The Board has delegated to the Option Committee the authority to approve the grant of stock options to non-officer employees and other individuals. The sole member of the Option Committee during the 2004 fiscal year was Mr. Van Camp. During the fiscal year ended December 31, 2004, the Option Committee held no meetings and acted by written consent on sixty-two (62) occasions.

Independence of Directors

The Board of Directors is composed of nine directors, six of whom qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the NASDAQ National Market System. The Board of Directors has determined Messrs. Eng, Hromadko, Kriens, Rachleff, Raney and Volpi to be independent under NASDAQ Rule 4200. The Board committee structure includes Audit, Compensation and Nominating committees consisting entirely of independent directors.

Board of Directors Guidelines

The Board of Directors follows the Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the “Guidelines”) attached to this proxy as Appendix B. The Guidelines reflect the Board’s dedication to monitoring the effectiveness of policy and decision-making at the Board level. The Board will continue to monitor the effectiveness of these guidelines as business and corporate governance needs dictate.

Communication with the Board of Directors

Interested parties may contact the Board of Directors by sending correspondence to the attention of the Company’s Assistant Secretary, c/o Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, California 94404. Any mail received by the Assistant Secretary, except improper commercial solicitations, will be forwarded to the members of the Company’s Audit Committee for their further action, if necessary. The Company does not have a policy requiring attendance by members of the Board of Directors at the Company’s annual meeting. At the Company’s 2004 Annual Meeting, Peter Van Camp, a member of the Company’s Board of Directors and the Company’s Chief Executive Officer, was in attendance and available for questions.

Compensation of Directors

Independent directors are eligible to receive compensation of $3,000 per quarter in connection with their service on the Board of Directors. In addition, independent directors are eligible to receive compensation of $3,000 per meeting of a committee of the Board of Directors actually attended and the Chairman of a committee receives compensation of $5,000 per meeting actually attended. Independent directors are also reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors. Independent directors are eligible to receive options under the Company’s 2000 Director Option Plan (the “Directors’ Plan”). Directors are also eligible to receive options as well as shares of common stock under the Company’s 2000 Equity Incentive Plan and directors who are also employees of the Company are eligible to participate in the Company’s Employee Stock Purchase Plan. Each independent director receives an option for 7,000 shares of the Company’s common stock upon joining the Board. The option becomes exercisable and vests in four equal annual installments from the date of grant. In addition, at each of the Company’s annual stockholders’ meetings, each independent director who will continue to be a director after that meeting will automatically be granted at that meeting an option for 2,500 shares of the Company’s common stock. This option becomes fully exercisable and fully vested on the first anniversary of the date of grant. However, a new director who is receiving the initial option will not receive the annual option in the same calendar year.

On June 3, 2004, the Company granted an option to purchase 2,500 shares of the Company’s common stock to each of Messrs. Eng, Kriens, Rachleff, and Raney, at an exercise price per share of $30.74 under the Directors’ Plan. On the date of the Annual Meeting, each of Messrs. Eng, Hromadko, Kriens, Rachleff, and Raney will receive an additional option to purchase 2,500 shares of the Company’s common stock under the Directors’ Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Other Executive Officers

The following are additional executive officers of the Company, their ages as of April 1, 2005, their positions and offices held with the Company and certain biographical information. All executive officers serve at the discretion of the Board of Directors.

Executive Officers	Age	Positions and Offices Held with the Company
Marjorie S. Backaus	43	Chief Business Officer
Peter T. Ferris	47	Vice President, Sales
Brandi L. Galvin	32	General Counsel and Assistant Secretary
Sushil K. Kapoor	58	Vice President, Operations
Philip J. Koen	53	President and Chief Operating Officer
Renée F. Lanam	42	Chief Financial Officer and Secretary
Keith D. Taylor	43	Vice President, Finance and Chief Accounting Officer

Marjorie Backaus has served as Equinix’s chief business officer since June 2003. Prior to June 2003, Ms. Backaus served as Equinix’s chief marketing officer since November 1999, and as vice president of market strategy since February 2000. During the period from August 1996 to November 1999, Ms. Backaus was vice president of marketing at Global One, an international telecommunications company. From November 1987 to August 1996, Ms. Backaus served in various positions at AT&T, a telecommunications company, including positions in regulatory, product management and strategic alliances.

Peter Ferris has served as Equinix’s vice president, sales since July 1999. During the period from June 1997 to July 1999, Mr. Ferris was vice president of sales for Frontier Global Center, a provider of complex web site hosting services. From June 1996 to June 1997, Mr. Ferris served as vice president, eastern sales at Genuity Inc., an Internet services provider. From December 1993 to June 1996, Mr. Ferris was vice president, mid-Atlantic sales at MFS DataNet Inc., a telecommunications services provider.

Brandi Galvin has served as Equinix’s general counsel and assistant secretary since January 2003. Before joining Equinix, Ms. Galvin was employed at the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), where she was an associate from September 1997 to January 2003.

Sushil Kapoor has served as Equinix’s vice president, operations since March 2001. Prior to joining Equinix, Mr. Kapoor was vice president of hosting operations at UUNET, the Internet division of MCI (formerly known as WorldCom) from May 1995 to February 2001.

Philip Koen has served as Equinix’s president and chief operating officer since May 2001. From July 1999 to May 2001, Mr. Koen also served as Equinix’s chief financial officer and secretary. In addition, Mr. Koen served as the Company’s corporate development officer from May 2000 to May 2001. Before joining Equinix, Mr. Koen was employed at PointCast, Inc., an Internet company, where he served as chief executive officer during the period from March 1999 to June 1999; chief operating officer during the period from November 1998 to March 1999; and chief financial officer and executive vice president responsible for software development and network operations during the period from July 1997 to November 1998. From December 1993 to May 1997, Mr. Koen was vice president of finance and chief financial officer of Etec Systems, Inc., a semi-conductor equipment company. Mr. Koen currently serves as director of Sphera Corporation, a private company.

Renée Lanam has served as Equinix’s chief financial officer and secretary since February 2002, and as general counsel from April 2000 to January 2003. From April 2000 to February 2002, Ms. Lanam also served as Equinix’s assistant secretary. In addition, Ms. Lanam served as vice president of corporate finance from November 2001 to February 2002. Before joining Equinix, Ms. Lanam was employed at Gunderson Dettmer, where she was an associate from January 1996 to January 2000 and a partner from January 2000 to April 2000. Prior to joining Gunderson Dettmer, Ms. Lanam was an associate at the law firms of Jackson, Tufts, Cole & Black and Brobeck, Phleger & Harrison, LLP.

Keith Taylor has served as Equinix’s vice president, finance and chief accounting officer since February 2001. From February 1999 to February 2001, Mr. Taylor served as Equinix’s director of finance and administration. Before joining Equinix, Mr. Taylor was employed by International Wireless Communications, Inc., an operator, owner and developer of wireless communication networks, as vice president finance and interim chief financial officer. Prior to joining International Wireless Communications, Inc., Mr. Taylor was employed by Becton Dickinson & Company, a medical and diagnostic device manufacturer, as a senior sector analyst for the diagnostic businesses in Asia, Latin America and Europe.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2005, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, California 94404.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Total
Peter F. Van Camp (1)	388,837	1.63%
Steven T. Clontz	0	—
Steven P. Eng (2)	6,000	*
Gary Hromadko (3)	150,000	*
Scott Kriens (4)	4,376	*
Theng Kiat Lee (5)	0	—
Andrew S. Rachleff (6)	9,405	*
Dennis R. Raney (7)	6,500	*
Michelangelo Volpi (8)	0	—
Peter T. Ferris (9)	84,215	*
Brandi L. Galvin (10)	18,267	*
Philip J. Koen (11)	102,097	*
Renee F. Lanam (12)	85,420	*
Entities affiliated with STT Communications Ltd. (13) 51 Cuppage Road, #10-11/17 StarHub Centre Singapore 229469	10,173,119	38.38%
Entities affiliated with Crosslink Capital, Inc. (14) Two Embarcadero Center, Suite 2200 San Francisco, CA 94111	1,329,180	5.67%
All current directors and executive officers as a group (16 persons)(15)	1,018,686	4.20%

*	Less than 1%.

(1)	Represents 388,837 shares subject to options exercisable within 60 days of February 28, 2005.

(2)	Represents 6,000 shares subject to options that are exercisable within 60 days of February 28, 2005.

(3)	Based on the Schedule 13D filed with the Securities and Exchange Commission on March 23, 2005, this includes 125,000 shares which were acquired upon conversion of the Series A-2 convertible secured notes. Mr. Hromadko is a venture partner of Crosslink Capital, Inc., however, he is not deemed to beneficially own the shares of common stock which are beneficially owned by Crosslink Capital, Inc. as set forth in footnote 14.

(4)	Represents 4,376 shares subject to options that are exercisable within 60 days of February 28, 2005.

(5)	Mr. Lee is president and chief executive officer of Singapore Technologies Telemedia Pte. Ltd., however he is not deemed to beneficially own the shares which are beneficially owned by STT Communications Ltd., a subsidiary of Singapore Technologies Telemedia Pte. Ltd., as set forth in footnote 13.

(6)	Represents 1,256 shares of common stock received from distribution by Benchmark Capital Partners II, L.P and 3,578 shares of common stock held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners, IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P, Benchmark Founders’ Fund IV-X, L.P and related individuals. Mr. Rachleff is a managing member of Benchmark Capital Management Co. II, LLC, the general partner of Benchmark Capital Partners, II, L.P., Benchmark Founders’ Fund II, L.P. Benchmark Founders’ Fund II-A, L.P. and Benchmark Members’ Fund II, L.P. Mr. Rachleff is also a managing member of Benchmark Capital Management Co., IV, LLC, the general partner of Benchmark Capital Partners, IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P, Benchmark Founders’ Fund IV-B, L.P, Benchmark Founders’ Fund IV-X, L.P. In addition, includes 4,376 shares subject to options that are exercisable within 60 days of February 28, 2005.

(7)	Includes 3,500 shares subject to options exercisable within 60 days of February 28, 2005.

(8)	Mr. Volpi is senior vice president and general manager of Cisco Systems, Inc., which beneficially holds 212,216 shares of common stock. However, Mr. Volpi is not deemed to beneficially own the shares of common stock held by Cisco Systems, Inc.

(9)	Includes 65,421 shares subject to options exercisable within 60 days of February 28, 2005.

(10)	Includes 13,236 shares subject to options exercisable within 60 days of February 28, 2005.

(11)	Includes 83,358 shares subject to options exercisable within 60 days of February 28, 2005. Also includes 468 shares held by Mr. Koen as custodian for his children; Mr. Koen disclaims beneficial ownership of these shares.

(12)	Includes 79,124 shares subject to options exercisable within 60 days of February 28, 2005.

(13)	Includes 7,114,630 shares of common stock, 1,868,667 shares of common stock that may be acquired upon conversion of the series A convertible preferred stock (“series A preferred stock”) owned by i-STT Investments Pte Ltd. (‘i-STTi”), 224,148 shares of common stock that may be acquired upon conversion of principal and accrued but unpaid interest within 60 days of February 28, 2005 on a series A-1 convertible secured note (the “Note”), and 965,674 shares of common stock that may be acquired upon the exercise of a series A-1 preferred stock warrant (the “Warrant”). Based on Amendment No. 4 to Schedule 13D filed with the Securities and Exchange Commission on January 14, 2005, Temasek Holdings (Private) Limited (“Temasek”), the ultimate parent entity of i-STTi, Temasek, through its ultimate ownership of i-STTi, may be deemed to have voting and dispositive power over the shares owned beneficially and of record by i-STTi, however, Temasek expressly disclaims beneficial ownership of such shares. In addition, Temasek may be deemed to beneficially own 11,718 shares of common stock, which are owned beneficially and of record by Temasek’s indirect, wholly-owned subsidiary, T.H.e Venture Pte Ltd.

(14)	Based on the Schedule 13D filed with the Securities and Exchange Commission on March 23, 2005, this represents 135,190 shares of common stock held by Crosslink Crossover Fund III and 25,910 shares of common stock held by Offshore Crosslink Crossover Fund III. Also includes 478,400 shares held by Crosslink Ventures IV, L.P., 20,930 shares held by Crosslink Omega Ventures I GmbH & Co. KG, 169,520 shares held by Offshore Crosslink Omega Ventures IV, 44,480 shares held by Omega Bayview IV, 356,538 shares held by Crosslink Crossover Fund III and 98,212 shares held by Offshore Crosslink Crossover Fund III which were acquired upon conversion of the series A-2 convertible secured notes.

(15)	Includes options exercisable for an aggregate of 790,099 shares of common stock within 60 days of February 28, 2005.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee has the exclusive authority to administer the Company’s 2000 Equity Incentive Plan, 2001 Supplemental Stock Plan, 2000 Employee Stock Purchase Plan, 2004 Employee Stock Purchase Plan and the 2004 International Employee Stock Purchase Plan. In addition, the Compensation Committee has the exclusive authority to establish the level of base salary, bonus and equity grants to the executive officers of the Company and responsibility for approving the guidelines for the compensation program to be in effect for the Company’s non-executive employees. The Compensation Committee is comprised of non-employee directors and acts periodically to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. In addition, the Compensation Committee is consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. A more detailed description of the functions of the Compensation Committee can be found in the Company’s Compensation Committee Charter, attached to this proxy as Appendix C.

For the 2004 fiscal year, the Compensation Committee determined compensation levels and approved compensation plans taking into account both external and internal factors. Among the external factors considered by the Compensation Committee was a report prepared in 2003 by Mellon, formerly Buck-iQuantic (“Mellon”), a nationally recognized independent compensation consulting firm. This report compared the compensation structure of the Company’s executive officers and non-executive employees against executives and non-executive employees in similar positions at peer companies—companies of similar market capitalization, revenue and headcount size, technology sector and SIC code. The Mellon report compared overall compensation at the Company and its peers including (i) base salaries; (ii) bonuses and (iii) stock-based awards. The report concluded that the base salaries paid to the Company’s non-executive employees were at about the mid-point of the range of base salaries paid to non-executive employees in similar positions at peer companies. It also concluded that a number of the Company’s executive officers had base salaries significantly below the mid-point of officers in similar positions at peer companies. The report further concluded that because the Company does not have a cash bonus program, as compared to its peer companies, the total cash compensation to all of its employees, particularly its executive officers was significantly below that of its peer group. The Company retained Mellon again in 2004 to update its report specifically with respect to equity compensation.

Based on these reports and the factors discussed below, the Compensation Committee approved a cash bonus program for all employees for 2004, increased base salaries for those executives who were below the mid-point of executive officers at peer companies up to the mid-point of their peers, and approved the issuance of stock options to executive and certain non-executive employees. As to the cash bonus plan, in light of the Company’s continued focus on maximizing cash flow generation, the Compensation Committee set the target bonus at approximately half of that of the peer companies.

General Compensation Policy.    The Compensation Committee’s objective is to align executive compensation with the Company’s long-term and short-term business objectives and performance and to ensure that each of the Company’s executive officers’ compensation reflects the individual’s own contribution to the Company and level of performance. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Key factors affecting our judgment include the nature and scope of the executive officer’s responsibilities and his or her effectiveness in leading our initiatives to achieve corporate goals. In recent years, our goal has been to keep near or at the mid-point of compensation for similar positions at peer companies, taking into account the Company’s focus on maximizing cash flow generation, as well as recommendations from the CEO on individual performance by executive officers.

Based upon all the factors we considered relevant, and in light of our strong financial and operating performance in 2004, we believe it was in our stockholders’ best interest to ensure that the overall level of our salary, bonus and equity compensation awards were competitive with companies in the comparison group. We believe that the quality, skills and dedication of our executive officers are critical factors affecting the long-term value of our Company. Therefore, our goal is to maintain an executive compensation program that will attract, motivate and retain qualified executives who are able to contribute to the long-term success of the Company.

Base Salary.    There were no increases in 2003 to executive officers’ salary compensation due to the Company’s continued focus on maximizing cash flow from operations. In 2004, after achieving the Company’s operating cash flow objective in the prior year, and consistent with the salary levels at peer companies indicated in the Mellon report, the CEO recommended appropriate adjustments to executive officers’ base salaries. The Compensation Committee increased the base salaries in 2004 of certain executive officers up to the mid-point of similar positions at peer companies.

Discretionary Bonuses.    Although the Compensation Committee approved a cash bonus plan for executive officers for 2004, in order to maximize cash flow generation, except for a bonus plan for the Company’s vice president of sales, the Company did not implement a plan for discretionary bonuses for its executive officers in 2004. The bonus plan for Mr. Ferris, the Company’s vice president of sales, was contingent on his sales booking and revenue targets. For 2004, Mr. Ferris achieved his targets and earned the full amount of his bonus. In recognition for their outstanding contribution to the achievement of the Company’s 2004 objectives, Mr. Kapoor, the Company’s vice president of operations, and Ms. Galvin, the Company’s general counsel and assistant secretary, were awarded discretionary bonuses in 2004. Other than these bonuses, no other executive officers received discretionary bonuses for 2004.

Long-Term Incentive Compensation.    Generally, a significant grant is made in the year that an employee commences employment with the Company. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee, and a refresh grant is generally made at the beginning of each fiscal year. The size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, the exercise prices of that individual’s outstanding options relative to current market value, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion.

During 2004, additional option grants were awarded in the aggregate, in an amount consistent with the mid-point of refresh grants at peer companies based on the 2004 Mellon report and below ISS recommended granting guidelines. Each grant allows the employee to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time. The options granted in 2004 vest in periodic installments over a four-year period, contingent upon continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return only if the employee remains in the Company’s employ, and then only if the market price of the Company’s common stock appreciates over the option term.

CEO Compensation.    The annual base salary for Mr. Van Camp, the Company’s CEO, was established in connection with his commencement of employment in 2000 and, prior to 2004, had not been adjusted since his employment with the Company began. Based on the Compensation Committee’s analysis of the Mellon report, which indicated that Mr. Van Camp’s base salary was below the mid-point of CEOs at peer companies, and the Compensation Committee’s conclusion that Mr. Van Camp has consistently exceeded performance expectations each year since joining the Company, Mr. Van Camp’s salary was increased to the mid-point range of CEOs at peer companies. No bonus was paid to Mr. Van Camp in 2004. In February 2004 Mr. Van Camp received an option grant in an amount consistent with the mid-point of refresh grants to CEOs at peer companies indicated in the Mellon report.

Tax Limitation.    Under the Federal tax laws, a publicly held company such as the Company, would not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year, absent an exemption. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company’s 2000 Equity Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per fiscal year. The limitation was subsequently re-approved by stockholders in 2004. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2000 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The cash compensation paid to the Company’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer.

Submitted by the following members of the Compensation Committee:

Steven Eng

Scott Kriens

Michelangelo Volpi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was formed on July 19, 2000 and the current members of the Compensation Committee are Messrs. Eng, Kriens and Volpi. None of the members of the Compensation Committee was at any time during the 2004 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee annually appoints an independent registered public accounting firm to audit the financial statements and attestation of management’s assertion of the effectiveness of the Company’s internal controls. A more detailed description of the functions of the Audit Committee can be found in the Company’s Audit Committee Charter, attached to this proxy statement as Appendix D.

For the fiscal year 2004, the Audit Committee consisted of Messrs. Eng, Rachleff and Raney. The Audit Committee held eight (8) meetings during the last fiscal year.

The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and attestation of management’s assertion of the effectiveness of the Company’s internal controls. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and the independent auditors.

•	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

•	The Audit Committee discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm their independence.

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of, or for the years ended December 31, 2004 and 2003, were:

	December 31,
	2004	2003
Audit	$1,230,500	$755,580
Audit-related	167,150	46,300
Tax	73,994	221,655
All Other	—	—

Total	$1,471,644	$1,023,535

The Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and its subsidiaries’ audits. In addition, the professional services included comfort letters, consents and assistance with the review of documents filed with the SEC. For 2004, certain professional services were provided for the attestation related to the Company’s assertion of the effectiveness of its internal controls.

The Audit-related fees as of the years ended December 31, 2004 and 2003, respectively, were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and advisory services related to the Company’s review of it’s internal controls.

The Tax fees as of the years ended December 31, 2004 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with and representation in tax audits and appeals.

The Company’s Audit Committee adopted pre-approval policies and procedures for audit and non-audit services during the fiscal year 2003. All audit, audit-related and tax services are approved in advance by the Company’s Audit Committee to assure they do not impair the independence of the Company’s independent registered public accounting firm. At the beginning of each fiscal year, management prepares an estimate of all such fees for the duration of the fiscal year and submits the estimate to the Audit Committee for review and pre-approval. Any modifications to the estimates are submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting, or if action is required sooner, to the Chairman of the Audit Committee. All fees paid to the Company’s independent registered public accounting firm during the fiscal year 2004 were in accordance with this pre-approval policy.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee and the Board of Directors approved the audited financial statements and recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm.

Each of the members of the Audit Committee is independent, and the Company’s Board of Directors has determined that Mr. Raney qualifies as an audit committee financial expert, as such terms are defined under the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq National Market.

Submitted by the following members of the Audit Committee:

Steven Eng

Andrew Rachleff

Dennis Raney

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between August 11, 2000 (the date the Company’s common stock commenced public trading) and December 31, 2004 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the Nasdaq Telecommunications Index. This graph assumes the investment of $100.00, on August 11, 2000 in the Company’s common stock, on July 31, 2000 in the Nasdaq Stock Market-U.S. Index and the Nasdaq Telecommunications Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data adjusting for the one for thirty-two reverse split which became effective on December 31, 2002 (the “Stock Split”). The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock.

COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN

AMONG EQUINIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

The Company effected its initial public offering of common stock on August 10, 2000 at a price of $12.00 per share, or $384.00 per share adjusting for the Stock Split. The graph above, however, commences on August 11, 2000—the date the Company’s common stock commenced public trading—with the closing price of $13.125, per share, or $420.00 per share adjusting for the Stock Split.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

The following table sets forth information with respect to compensation for the fiscal years ended December 31, 2002, 2003 and 2004 paid by the Company for services rendered by the Company’s chief executive officer and the four most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2004 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the “Named Executive Officers”):

Long-Term Compensation
	Annual Compensation			Other Annual Compensation($)		Awards Securities Underlying Options (#)
	Year	Salary($)(1)	Bonus($)
Peter F. Van Camp Director and Chief Executive Officer	2004 2003 2002	332,450 310,000 310,000	0 0 0	0 0 0		138,000 590,000 7,813

Philip J. Koen President and Chief Operating Officer	2004 2003 2002	250,000 250,000 250,000	0 0 0	252,192 287,914 0	(2) (2)	98,000 200,000 7,813

Renee F. Lanam Chief Financial Officer, Secretary	2004 2003 2002	255,000 232,000 230,500	0 0 80,000	0 0 0		90,000 170,000 10,157

Peter T. Ferris Vice President, Sales	2004 2003 2002	217,500 205,000 205,000	89,296 88,614 40,000	0 38,520 59,110	(3) (3)	57,000 90,000 4,688

Brandi L. Galvin (4) General Counsel, Assistant Secretary	2004 2003	210,000 171,923	66,000 0	0 0		54,000 80,000

(1)	Annual base salaries were increased in 2004 to bring the salaries of certain executive officers into the mid-point range with that of similar positions of peer group companies. Mr. Van Camp’s salary was increased to $399,800 on October 1, 2004, Mr. Ferris’ and Ms. Lanam’s salaries were increased to $230,000 and $278,000 respectively, on July 1, 2004, and Ms. Galvin’s salary was increased to $220,000 on April 1, 2004.

(2)	Represents payment or reimbursement of cost of living differentials, tax assistance and payments and other relocating expenses related to the relocation of Mr. Koen to Singapore following the acquisition of Pihana and iSTT.

(3)	Represents reimbursement of home mortgage interest payments in connection with housing assistance loans received when Mr. Ferris was hired and relocated to California, which were repaid to the Company in advance of the due date. This reimbursement obligation terminated December 31, 2003.

(4)	Ms. Galvin joined the Company in January 2003 and therefore has no compensation to report for the fiscal year ended December 31, 2002.

Stock Option Grants

The following table shows for the year ended December 31, 2004, certain information regarding options granted to the Named Executive Officers:

	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2004(2)	Exercise or Base Price ($/sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
Name					5%	10%
Peter F. Van Camp	138,000	9.06%	$30.02	2/9/2014	2,605,360	6,602,493
Philip J. Koen	98,000	6.43%	$30.02	2/9/2014	1,850,183	4,688,727
Renee F. Lanam	90,000	5.91%	$30.02	2/9/2014	1,699,148	4,305,973
Peter T. Ferris	57,000	3.74%	$30.02	2/9/2014	1,076,127	2,727,116
Brandi L. Galvin	54,000	3.55%	$30.02	2/9/2014	1,019,489	2,583,584

(1)	The options in the table were granted on February 9, 2004. These options are exercisable in 48 equal monthly installments beginning in January 2004. The Compensation Committee has the discretionary authority to re-price the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the re-grant date. However, the Compensation Committee has not done this in the past and has no current intention to do so. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Under each of the options, the option shares vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time automatically accelerate in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. In addition, options granted to the executive officers of the Company provide for an additional 12 months vesting upon a change in control of the Company provided such officer is employed upon the closing of the change in control.

(2)	Based on an aggregate of 1,523,200 shares subject to options granted in the fiscal year ended December 31, 2004.

(3)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4)	In accordance with the rules of the Securities and Exchange Commission (“SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Aggregate Option Exercises in 2004 and Fiscal Year-End Option Values

The following table sets forth for each of the Named Executive Officers the number and value of securities underlying options held by the Named Executive Officers at December 31, 2004:

	Shares Acquired on Exercise	Value Realized (Market Price at Exercise Less Exercise Price)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-The-Money Options at December 31, 2004(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter F. Van Camp	148,350	$4,236,559	233,473	402,941	$4,712,226	$7,238,600
Philip J. Koen	100,000	$3,672,907	99,713	152,976	$1,914,432	$2,637,569
Renee F. Lanam	72,000	$2,166,403	56,963	134,039	$1,506,437	$2,402,839
Peter T. Ferris	32,500	$1,053,842	33,686	78,084	$518,993	$1,459,658
Brandi L. Galvin	42,526	$1,062,671	8,347	61,627	$97,399	$1,314,616

(1)	Based on the fair market value of the Company’s common stock as of December 31, 2004 ($42.74 per share), minus the exercise price, multiplied by the number of shares underlying the options.

Employment Agreements, Change of Control Arrangements and Severance Agreements

The Compensation Committee, as plan administrator of the 2000 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by the Named Executive Officers and any other person in connection with certain changes in control of Equinix. In connection with the adoption of the 2000 Equity Incentive Plan, the Company has provided that upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. In addition, options and restricted shares granted to the executive officers of the Company provide for an additional 12 months vesting upon a change in control of the Company, provided such officer is employed upon the closing of the change in control.

In August 2002, the Company entered into Severance Agreements with its executive officers, Peter Van Camp, Marjorie Backaus, Peter Ferris, Philip Koen, Renee Lanam, and Keith Taylor. In September 2003, the Company entered into Severance Agreements with Brandi Galvin and Sushil Kapoor. The agreements provide for severance payments equal to the officer’s annual base salary and target bonus in the event such officer’s employment is terminated for any reason other than cause or the officer resigns for good reason as defined in the agreement.

On June 24, 2003, the Company entered into an agreement with Philip Koen, its president and chief operating officer, relating to his relocation to Singapore and the relocation benefits to be provided in connection with his relocation. The agreement provides for reimbursement of customary cost of living differentials, tax assistance and other relocation costs. In addition, the agreement provides for the Company to pay the costs of relocating Mr. Koen back to the United States upon the conclusion of his overseas assignment or upon his return to the United States due to his cessation of employment for any reason. The Company extended this agreement, on the same terms, in August 2004.

On January 1, 2003, the Company entered into an agreement with Albert Avery, IV, its former vice-chairman of the Board of Directors, relating to his cessation of employment with the Company effective January 6, 2003. Under the agreement, Mr. Avery received severance benefits consisting of a lump sum cash payment of $311,292 pursuant to the terms of his existing employment contract, plus $9,554 in payment of COBRA premiums, payment of legal fees to Mr. Avery’s counsel, and a personal computer, blackberry, and cell phone used by Mr. Avery while employed by the Company. In addition, he continued to vest in his stock options through December 31, 2003 and has two years from December 31, 2003 to exercise vested options. The agreement also contains certain restrictive covenants, mutual releases and other customary terms and conditions.

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers.    From July 1999 through January 2001, the Company hired a number of individuals from out-of-state and relocated them to California. The market in California during this period was highly competitive for certain positions and the most qualified individuals available at that time were often located in other states. In order to induce executive officers to relocate to California from cities with lower housing costs, the Company offered the executive officers identified below a non-interest bearing home loan to assist them with the purchase of a new residence in California. These loans expired upon the earlier of 5 years or certain liquidity events, none of which have happened to date. In early 2002, the Company negotiated with Peter Ferris and Marjorie Backaus, each executive officers of the Company, to repay their loans in full several years prior to the loans’ maturity dates. In exchange, the Company agreed to pay a portion of the interest on each of the officer’s mortgage for his/her principal residence through December 31, 2003. Mr. Ferris’ loan, totaling $750,000, was repaid in full in February 2002 and Ms. Backaus’ loan, totaling $250,000, was repaid in full in March 2002. The Company has no loans to executive officers outstanding since these loans were repaid.

Transactions with Affiliates of STT Communications.

For the year ended December 31, 2004, revenues recognized with entities affiliated with STT Communications, were $5,159,000 and as of December 31, 2004, accounts receivable with entities affiliated with STT Communications was $955,000. For the year ended December 31, 2004, costs and services procured with entities affiliated with STT Communications, were $2,388,000 and as of December 31, 2004, accounts payable with entities affiliated with STT Communications was $280,000.

In January 2005, we converted 95% of the outstanding convertible secured notes and accrued and unpaid interest, held by STT Communications, into 4.1 million shares of our preferred stock, which was subsequently converted into 4.1 million shares of our common stock in February 2005.

STT Communications, along with its affiliates, is a greater than 5% stockholder in the Company and Theng Kiat Lee, the Company’s Chairman of the Board, is an executive officer of STT Communications.

Transactions with Affiliates of Crosslink Capital.

Crosslink Capital, along with its affiliates, is a greater than 5% stockholder in the Company. Gary Hromadko, one of the Company’s directors, is a venture partner of funds affiliated with Crosslink Capital and has financial interests in them.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

The members of the Board of Directors, the executive officers of the Company, persons who hold more than 10% of the Company’s outstanding common stock (“Section 16 Insiders”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based on (i) the copies of Section 16(a) reports filed for the Company’s Board of Directors and Executive Officers for their 2004 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received by such persons the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders except four (4) Form 4 reports which should have been filed by the company on behalf of Steven Eng, Scott Kriens, Andrew Rachleff and Dennis Raney in connection with their receipt by the Company of an annual option grant in June 2004. In addition, two (2) Form 4 filings by Crosslink Capital, Inc., which were 5 and 10 days late.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, California 94404, Attn: Treasurer, or contact the Company’s treasurer by telephone at (650) 513-7000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2006 Annual Meeting of Stockholders (“2006 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than December 30, 2005. Pursuant to Rule 14a-4(c) of the Exchange Act and the Company’s by-laws, as amended, stockholders who intend to present a proposal at the 2006 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify the Company of such proposal not earlier than February 13, 2006 and not later than March 15, 2006. If the Company does not receive notification of the proposal within that time frame, the proxy holders will be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2006 Annual Meeting.

All stockholder proposals and notice of stockholder proposals should be sent to the Company at its offices at 301 Velocity Way, Fifth Floor, Foster City, California 94404, Attn: General Counsel. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the Securities and Exchange Commission.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has always taken the issue of corporate governance seriously. The Board of Directors has adopted (1) a Code of Business Conduct which applies to all employees and directors and (2) a Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents are attached to this proxy statement as Appendices E and F and can also be found on the Company’s website at www.equinix.com. In addition, an anonymous reporting hotline has been established to facilitate reporting of violations of financial and non-financial policies.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

The Company will mail without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Requests should be sent to Equinix, Inc., at 301 Velocity Way, Fifth Floor, Foster City, California 94404, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter F. Van Camp

Peter F. Van Camp

Chief Executive Officer and Director

Foster City, California

April 29, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

NOMINATING COMMITTEE CHARTER

I.	NAME

There shall be a committee of the Board of Directors of Equinix, Inc. (the “Company”) which shall be called the Nominating Committee.

II.	PURPOSE

The Nominating Committee shall identify individuals qualified to become Board members, and select the director nominees for the next annual meeting of stockholders.

III.	COMMITTEE MEMBERSHIP AND PROCEDURE

The Nominating Committee shall consist of no fewer than three members. Each member of the Nominating Committee shall satisfy the independence requirements of The Nasdaq National Market. The Board shall appoint the members of the Nominating Committee in accordance with the Company’s Bylaws, considering the view of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Nominating Committee shall serve until their successors are appointed and qualified, and shall designate the Chairman of the Nominating Committee. The board shall have the power at any time to change the membership of the Nominating Committee and to fill vacancies in it, subject to the Company’s Bylaws and subject to such new member(s) satisfying the independence requirements established by The Nasdaq National Market. Except as expressly provided in this Charter or the Company’s Bylaws, the Nominating Committee shall fix its own rules of procedure.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

•	The Nominating Committee shall develop qualification criteria for board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board in accordance with the Company’s Bylaws.

•	The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Nominating Committee shall make regular reports to the Board.

•	The Nominating Committee shall review and reassess the adequacy of this charter annually, or more often if appropriate, and recommend any proposed changes to the Board for approval. The Nominating Committee shall annually review its own performance.

•	The Nominating Committee may form and delegate authority to subcommittees when appropriate.

•	The Nominating Committee shall review annually, or more often if appropriate, the directors who are members (including qualification and requirements), structure (including authority to delegate) and performance of committees of the Board (including reporting to the Board), and make recommendations to the Board, as appropriate.

V.	MEETINGS

The Nominating Committee shall hold meetings as and when the Nominating Committee deems it appropriate to do so and may take action by unanimous written consent.

VI.	MINUTES

Minutes shall be kept of each meeting of the Nominating Committee and will be provided to each member of the Board. Any action of the Nominating Committee shall be subject to revision, modification or rescission by the Board.

A-1

APPENDIX B

CORPORATE GOVERNANCE GUIDELINES

EQUINIX, INC. BOARD OF DIRECTORS GUIDELINES ON

SIGNIFICANT CORPORATE GOVERNANCE ISSUES

A.	BOARD COMPOSITION

1.	Size of the Board

The Board has nine members in accordance with the Company’s Bylaws, and periodically reviews the appropriate size of the Board.

2.	Majority of Independent Directors

The Board believes that there should be a substantial majority of independent directors on the Board. However, the Board believes that it may be useful and appropriate to have members of management as directors. Currently, two-thirds of the Board are independent.

3.	Board Definition of What Constitutes Independence for Outside Directors

Each director designated as an independent director shall be independent in accordance with the applicable rules of The Nasdaq National Market and the Securities and Exchange Commission. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible to affirmatively determine that each independent director has no other material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates. A relationship will be considered “material” if in the judgment of the Board it would interfere with the Director’s independent judgment.

The Board may, from time to time, designate an independent director designated as the Lead Independent Director. The Lead Independent Director shall be responsible for calling special meetings of the independent directors, chairing all meetings of independent directors and performing such other responsibilities as shall be set forth in a written charter adopted by the Board or designated by a majority of the independent directors may designate from time to time.

4.	Selection of New Director Candidates

All nominees for election to the Board shall be approved by a majority of the independent directors on the Board. The Board delegates the screening process involved to the Nominating Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

5.	Directors Who Change Their Present Job Responsibility

The Board does not believe that directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating Committee, to review the continued appropriateness of Board membership under these circumstances.

6.	Term Limits

Unless the Board affirmatively determines otherwise, the tenure of all directors shall be limited to fifteen years. Term limits ensure the introduction of fresh perspectives and the availability of new viewpoints to the Board.

7.	Retirement Policy

The Board has adopted a retirement policy directors. Under the policy, inside directors, other than the CEO or a former CEO, who are also employees of the Company shall retire from the Board at the same time they relinquish their corporate officer title. In addition, directors may not stand for re-election to the Board after age 75.

8.	Board Compensation Review

The Board’s general policy is that Board compensation should be a mix of cash and equity-based compensation. Inside Directors will not be paid for Board membership in addition to their regular employee compensation.

It is appropriate for the staff of the Company to report from time to time to the Compensation Committee on the status of Board compensation in relation to other similar U.S. companies. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and concurrence by the Board.

B.	RESPONSIBILITIES OF THE BOARD OF DIRECTORS

1.	Primary Responsibilities

The primary responsibilities of the Board are oversight, counseling and direction to the management of the Company in the interest and for the benefit of the Company’s stockholders. The Board’s detailed responsibilities include:

(a) Selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives;

(b) Planning for succession with respect to the position of Chief Executive Officer if necessary and monitoring management’s succession planning for other senior executives;

(c) Reviewing and, where appropriate, approving the Company’s major financial objectives, strategic and operating plans and actions;

(d) Overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed; and

(e) Overseeing the processes for maintaining the integrity of the Company with regards to its financial statements and other public disclosures, and compliance with law and ethics.

The Board has delegated to the Chief Executive Officer, working with the other executive officers of the Company, the authority and responsibility for managing the business of the Company in a manner consistent with the standards and practices of the Company, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible to seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Each Board member is expected to (i) prepare for, attend, and participate in all Board and applicable Committee meetings and (ii) ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

2.	Independent Directors Discussions

The Board’s policy is to have a separate meeting time for the independent directors during the regularly scheduled Board meetings. The independent directors meet outside the presence of management at least twice a year. In addition, the independent members of the Audit Committee schedule separate meeting time with the

Company’s independent auditors during the regularly scheduled Audit Committee meetings. From time to time, members of the Audit Committee schedule time to meet independently with the Company’s Chief Financial Officer, Chief Accounting Officer, General Counsel, Controller and other members of the Company’s internal control functions.

3.	Corporate Business Principles

Members of the Board shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct, which shall be applicable to each Director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct with respect to any individual director shall be reported to, and be subject to the approval of, the Board of Directors.

C.	BOARD COMMITTEES

1.	Number of Committees

There are currently three independent standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of these committees is comprised solely of independent directors and operates under a written charter setting forth the purpose, authority and responsibilities of the committee. The Board may, from time to time, establish different committees and delegate to the committees such authority as is permitted by applicable laws and as the Board deems appropriate. Each Committee has the authority to engage outside experts, advisers and counsel to the extent it considers appropriate to assist the Committee in its work. Each Committee regularly reports to the Board concerning the Committees activities.

The Audit Committee oversees the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes.

The Compensation Committee discharges certain responsibilities of the Board relating primarily to executive compensation and makes recommendations to the Board regarding its remaining responsibilities relating primarily to executive compensation.

The Nominating Committee oversees the nomination of directors for service on the Board and its committees and other related matters.

2.	Assignment and Term of Service of Committee Members

The Board is responsible for the appointment of Committee members and Committee Chairmen. Committee assignments are reviewed annually and it is expected that Committee assignments will rotate from time to time among the Board members.

3.	Frequency and Length of Committee Meetings and Committee Agenda

The Board of Directors, in consultation with the Committee chairs and appropriate members of management, will determine the frequency and length of the Committee meetings and develop the Committee agendas. The agendas and meeting minutes of the Committees, will be shared with the full Board, and other Board members are welcome to attend Committee meetings.

APPENDIX C

COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Equinix, Inc. (the “Company”) is to discharge certain responsibilities of the Board relating to executive compensation policies and programs, including developing compensation policies, providing oversight of the implementation of the policies and benefit plans, administering the Company’s various stock plans and the issuance of stock options and other stock-related awards not granted pursuant to a plan, and to make recommendations to the Board regarding its remaining responsibilities relating to executive compensation.

MEMBERSHIP

The members of the Committee are appointed by the Board, considering the recommendation of its Nominating Committee. The members of the Committee may be removed by the Board on its own motion or on the recommendation of its Nominating Committee.

The Committee consists of two or more members of the Board. Each member of the Committee will meet the following requirements:

1. Any listing standards prescribed by The Nasdaq National Market (“Nasdaq”),

2. Any standards prescribed by the Securities and Exchange Commission (the “SEC”), and

3. Any other requirements imposed by applicable law, regulations or rules.

The Board may appoint the Chairperson of the Committee (the “Chairperson”). Alternatively, the Board may direct that the members of the Committee elect the Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

1. Reviewing and approving the corporate objectives that pertain to the determination of the compensation of the Company’s Chief Executive Officer (the “CEO”);

2. Evaluating the CEO’s performance;

3. Determining the CEO’s salary and contingent compensation, based on evaluating his or her performance and other relevant criteria as determined by the Committee;

4. In consultation with the CEO, determining the salaries and contingent compensation of the other individuals who are deemed to be “officers” of the Company under Rule 16a-1(f) of the SEC (the “Executive Officers”), including establishing incentive compensation plans for such individuals, establishing targets and incentive awards under such plans and making any determinations required to be made by the Board or a committee of the Board under such plans;

5. Making recommendations to the Board regarding the compensation of members of the Board;

6. Reviewing and approving the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its Executive Officers;

7. Making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans, and approving amendments to such plans (including changes in the number of shares reserved for issuance thereunder) to the extent authorized by the Board;

8. Administering the Company’s stock plans, granting stock option, restricted stock and other equity awards and approving modifications of such awards, provided that the Board may delegate to another committee of the Board the concurrent authority to make such awards to individuals other than Executive Officers;

9. Overseeing the administration of other material employee benefit plans of the Company, including the Company’s 401(k) plan;

10. Reviewing and approving policies and procedures relating to the perquisites and expense accounts of the Company’s Executive Officers;

11. Preparing an annual report on executive compensation for publication in the Company’s proxy statement, as required by rules of the SEC;

12. Conducting a review of Executive Officer succession planning, as necessary, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to Executive Officer positions;

13. Making recommendations to the Board regarding amendments to this Charter; and

14. Carrying out any other duties and responsibilities assigned to it by the Board, to the extent permitted by law and the Company’s Bylaws.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into, or studies of, matters within the Committee’s scope of responsibility, with full access to all books, records, facilities and personnel of the Company.

The Committee has the exclusive authority to select, retain and terminate counsel, consultants, accountants and other advisers to assist the Committee in carrying out its duties. The Committee also has the exclusive authority to determine its advisers’ compensation and the other terms of their retention.

MEETINGS

The Chairperson will determine how often the Committee meets. However, the Board expects that the Committee will meet at least twice per year. The Chairperson, in consultation with the other members of the Committee, will also schedule the Committee meetings and establish the agenda for each meeting. The Chairperson will designate a secretary for each meeting, who need not be a member of the Committee. In lieu of holding a meeting, the Committee may act by circulating a written consent to each member of the Committee. The written consent constitutes a valid action of the Committee if it has been executed by each Committee member. The written consent will be filed with the minutes of Board meetings.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of meetings of the Board.

REPORTS

The Chairperson will periodically report to the Board on the Committee’s deliberations and actions. The minutes of Committee meetings and actions by the unanimous written consent of the Committee members will be made available to all Board members.

ANNUAL REVIEW OF COMMITTEE PERFORMANCE

The Committee, at least annually, will review its operations and performance and make such changes as it deems appropriate.

COMPENSATION

Members of the Committee will receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per-meeting fees and will be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, form and delegate authority to subcommittees when appropriate.

APPENDIX D

AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Equinix, Inc. (the “Company”) shall be to oversee the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes.

RESPONSIBILITIES

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

The Committee shall rely on the expertise and knowledge of the Company’s management, the Company’s independent auditors and, to the extent applicable, the Company’s internal auditors (or other persons responsible for the Company’s internal audit function) in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits.

MEMBERSHIP

The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1. Each member will be an independent director in accordance with the applicable rules of The Nasdaq National Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”);

2. Each member will be able to read and understand fundamental financial statements, in accordance with the applicable rules of Nasdaq;

3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the applicable rules of Nasdaq; and

4. At least one member will be an “audit committee financial expert” in accordance with the applicable rules of Nasdaq and the SEC.

The Board shall designate one member of the Committee as the Committee’s Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1. Reviewing periodically the Company’s financial reporting processes and disclosure controls and processes, based on consultation with the Company’s management and independent auditors and counsel;

2. Reviewing periodically the adequacy and effectiveness of the Company’s internal control policies and procedures, including, to the extent applicable, the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, based on consultation with the Company’s management and independent auditors;

3. Reviewing the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC;

4. Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company’s management and independent auditors;

Independent Auditors

5. Appointing, approving the compensation of and overseeing the work of the Company’s independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and the independent auditors shall report directly to the Committee;

6. Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible);

7. Discussing with the Company’s independent auditors their annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8. Reviewing quarterly with management, the Company’s independent auditors and, to the extent applicable, the internal auditors (or other persons responsible for the Company’s internal audit function):

•	The results of the annual audit of the Company and the independent auditors’ procedures with respect to interim periods, including any significant findings, comments or recommendations of the independent auditors and, to the extent applicable, internal auditors (or other persons responsible for evaluating the Company’s compliance with internal controls) together with management’s responses thereto; and

•	Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles;

9. Reviewing and discussing reports from the independent auditors on:

•	All critical accounting policies and practices used by the Company;

•	Alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments; and

•	Other material written communications between the independent auditors and management;

10. Reviewing with the Company’s independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

11. Obtaining and reviewing at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures; and

•	Any material issues raised by the most recent peer review of the independent auditors within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

12. Obtaining and reviewing at least annually a formal written statement by the Company’s independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall take appropriate action, if necessary, to ensure the independence of the auditors;

13. Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

SEC Reports and Other Disclosure

14. Reviewing with:

•	Management and the Company’s independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•	Management and the Company’s independent auditors, before release, the Company’s earnings announcements or financial releases and Management’s Discussion and Analysis (MD&A) in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q;

15. Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

16. Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors’ services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

17. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

18. Reviewing and approving all related party transactions in accordance with the applicable rules of Nasdaq;

19. Reviewing, approving and monitoring the Company’s code of ethics for the Chief Executive Officer and senior financial officers in accordance with the applicable rules of Nasdaq and the SEC;

20. Establishing hiring policies regarding employment of employees, or former employees, of the Company’s independent auditors in accordance with the applicable rules of Nasdaq and the SEC;

21. Reviewing the Committee’s own charter, structure, processes and membership requirements, at least on an annual basis; and

22. Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

The Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms.

EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

MEETINGS

The Committee will establish its own schedule and will meet at least one (1) time each fiscal quarter.

The Committee will meet separately with members of the Company’s management, the Company’s independent auditors and, to the extent applicable, internal auditors (or other persons responsible for monitoring the Company’s compliance with internal controls) at such times as the Committee deems appropriate.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the effectiveness of the Company’s internal controls or disclosure controls, the performance and independence of the Company’s independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided that such pre-approval decision is presented to the full Committee at a scheduled meeting.

APPENDIX E

CODE OF BUSINESS CONDUCT

1.	Introduction

This Code of Business Conduct (the “Code”) covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all directors, officers and employees of Equinix, Inc. and its subsidiaries (collectively, “Equinix”). All directors, officers and employees of Equinix must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by Equinix’s agents and representatives, including consultants.

If you violate the standards in the Code, you may be subject to disciplinary action, up to and including termination of employment. If you are in a situation that you believe may violate or lead to a violation of the Code, follow the guidelines described in Section 16 of the Code.

If a law conflicts with a policy in the Code, you must comply with the law. If you have any questions about these conflicts, you should ask your manager how to handle the situation. However, this Code supersedes all other codes of conduct, policies, procedures, instructions, practices, rules or written or verbal representations to the extent that they are inconsistent with the Code. We are committed to continuously reviewing and updating our policies and procedures. The Code, therefore, is subject to modification.

Nothing in this Code, in any Equinix policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

2.	Purpose

The Code seeks to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that Equinix files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by Equinix;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

•	Accountability for adherence to the Code.

3.	Compliance With Applicable Laws, Rules and Regulations

Obeying the law, is the foundation on which Equinix’s ethical standards are built. You must comply with applicable laws, rules and regulations. Although you are not expected to know the details of these laws, it is important to know enough to determine when to seek advice from managers or other appropriate personnel.

4.	Conflicts of Interest

A “conflict of interest” exists when a person’s private interests interfere or conflict in any way with the interests of Equinix. Examples of when a conflict of interest may arise include, but are not limited to:

•	When a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively.

•	When a director, officer or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with Equinix.

•	Almost always, when an employee works simultaneously for a competitor or, except on our behalf, a customer or supplier. You are not allowed to work for a competitor in any capacity.

•	When a director, officer or employee serves as a director of any company that competes with Equinix.

•	When a director, officer or employee invests in a customer, supplier developer or competitor of Equinix. In deciding whether to make such an investment, you should consider the size and nature of the investment, your ability to influence decisions of Equinix or of the other company, your access to confidential information of Equinix or of the other company, and the nature of the relationship between Equinix and the other company.

•	When a director, officer or employee conducts Equinix business with a relative or significant other, or with a business with which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships and in-laws. Significant others include persons living in a spousal or familial fashion (including same sex) with an employee.

Conflicts of interest are prohibited as a matter of Equinix policy, except in the case of any director or executive officer, with the informed written consent of the Board of Directors of Equinix (the “Board”) or pursuant to guidelines approved by the Board, or in the case of any other employees, with the informed written consent of Equinix’s Compliance Officer or pursuant to guidelines approved by Equinix’s Chief Executive Officer. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or Equinix’s General Counsel. If you become aware of a conflict or potential conflict, you should bring it to the attention of a manager or other appropriate personnel, Brandi Galvin, Equinix’s Compliance Officer and General Counsel, or consult the procedures described in Section 18 of the Code.

5.	Public Disclosure of Information

The federal securities laws require Equinix to disclose certain information in various reports that the Company must file with or submit to the SEC. In addition, from time to time, Equinix makes other public communications, such as issuing press releases.

Equinix expects all directors, officers and employees who are involved in the preparation of SEC reports or other public documents to ensure that the information disclosed in those documents is full, fair, accurate, timely and understandable.

To the extent that you reasonably believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should report those concerns to Equinix’s General Counsel.

6.	Insider Trading

You are not permitted to use or share confidential information for stock trading purposes or for any other purpose, except the conduct of our business. All non-public information about Equinix should be considered confidential information. To use material non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical, but also illegal, and could result in criminal prosecution in addition to the termination of your employment. In order to assist with compliance with laws against insider trading, the Company has adopted an Insider Trading Policy This policy, a copy of which has been distributed to every employee, is available on the Company’s Intranet. You may also request a copy of the policy from the Company’s General Counsel or Treasurer. If you have any questions, please consult the Equinix’s General Counsel.

7.	Corporate Opportunities

You are prohibited from taking for yourself opportunities that are discovered through the use of corporate property, information or position without the informed prior consent of the Board. You may not use corporate property or information obtained through your position with Equinix for improper personal gain, and you may not compete with Equinix directly or indirectly. Furthermore, you owe a duty to Equinix to advance its legitimate interests when such an opportunity arises.

8.	Competition and Fair Dealing

Equinix seeks to outperform its competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. You should endeavor to respect the rights of and deal fairly with Equinix’s customers, suppliers, competitors and employees.

9.	Gifts

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by you unless it:

A.	Is not a cash gift,

B.	Is consistent with customary business practices,

C.	Is not excessive in value,

D.	Cannot be construed as a bribe or payoff, and

E.	Does not violate any laws or regulations.

Please discuss with your manager any gifts or proposed gifts that you are not certain are appropriate.

10.	Discrimination and Harassment

The diversity of Equinix’s employees is a tremendous asset. Equinix is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples of such behavior include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

11.	Health and Safety

Equinix strives to provide its employees with a safe and healthy work environment. You are responsible for helping to maintain a safe and healthy workplace for all employees by following safety and health rules and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The abuse of alcohol or illegal drugs in the workplace will not be tolerated.

12.	Record-Keeping

Equinix requires honest and accurate recording and reporting of information in order to make responsible business decisions and to comply with the law. For example, employees who must report their hours worked should only report the true and actual number of hours worked (whether for purposes of individual pay or for purposes of reporting such information to customers). Equinix also requires each director and employee at the officer and director level to disclose any transaction or arrangement among such individual or any immediate family member or affiliated entity of such individual, on the one hand, and any other director, employee or any immediate family member or affiliated entity of such other individual, on the other hand, that in any way relates to or arises out of such individual’s professional relationship with Equinix.

Many employees regularly use business expense accounts, which must be documented and recorded accurately in accordance with the Company’s policies. If you are not sure whether you may seek reimbursement for a certain expense, ask your manager or the Corporate Controller.

All of Equinix’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect Equinix’s transactions and must conform both to applicable legal requirements and to Equinix’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.

Business records and communications often become public, and you should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood. This policy applies equally to e-mail, internal memos and formal reports. In accordance with those policies, in the event of litigation or governmental investigation, please consult Equinix’s General Counsel.

13.	Confidentiality

You must maintain the confidentiality of confidential information entrusted to you by Equinix or its customers, except when disclosure is authorized by Equinix’s established written policies or its General Counsel or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to Equinix or its customers, if disclosed, and information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends. In connection with this obligation, every employee should have executed an Employee Agreement or similar proprietary information agreement when he or she began his or her employment with Equinix.

14.	Protection and Proper Use of Equinix Assets

You should endeavor to protect Equinix’s assets and ensure their efficient use. Any suspected incident of fraud or theft should immediately be reported for investigation. Equinix equipment should not be used for non-Equinix business, though limited incidental personal use is permitted.

Your obligation to protect Equinix’s assets includes protecting its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of such information would violate Equinix policy and could also be illegal and result in civil or even criminal penalties.

15.	Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities that may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Equinix policy, but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. Equinix’s General Counsel can provide guidance to you in this area.

16.	Waivers of the Code

Waivers of the Code may only be granted by Equinix’s Chief Executive Officer or Compliance Officer; provided, however, that any waiver of the Code for executive officers or directors may be granted only by the Board or a Board committee. Any such waiver of the Code for executive officers or directors, and the reasons for such waiver, will be disclosed in Equinix’s public filings, as required by law or securities market regulations.

17.	Reporting Illegal or Unethical Behavior

You are encouraged to talk to managers or other appropriate personnel about observed illegal or unethical behavior or when in doubt about the best course of action in a particular situation. It is the policy of Equinix not to allow retaliation for reports of misconduct by others made in good faith by employees. You are expected to cooperate in internal investigations of misconduct.

You may, on an anonymous basis, submit a good-faith concern regarding questionable accounting or auditing matters without fear of dismissal or retaliation of any kind.

18.	Compliance Procedures

We must all work to ensure prompt and consistent action against violations of the Code. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? These questions will enable you to focus on the specific question you are faced with and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your manager. This is the basic guidance for all situations. In many cases, your manager will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is your manager’s responsibility to help solve problems.

•	Seek help from Equinix resources. In the rare case where it may not be appropriate to discuss an issue with your manager or where you do not feel comfortable approaching your manager with your question, discuss it with Equinix’s General Counsel or Director of Human Resources.

•	You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected to the greatest extent possible. Equinix does not permit retaliation of any kind against employees for good-faith reports of ethical violations.

•	Always ask first, act later. If you are unsure of what to do in any situation, seek guidance.

APPENDIX F

CODE OF ETHICS FOR

CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

Equinix, Inc. (the “Company”) has a Code of Business Conduct applicable to all directors and employees of the Company. The Company’s Chief Executive Officer (the “CEO”) and all senior financial officers of the Company, including the Chief Financial Officer and the principal accounting officer, are bound by the provisions of the Code of Business Conduct relating to ethical conduct, conflicts of interest and compliance with the law. In addition, the CEO and the senior financial officers are subject to the following additional policies and procedures (this “Code”):

The CEO and all senior financial officers must adhere to honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission, and in other public communications made by the Company. Accordingly, the CEO and each senior financial officer must (a) promptly to bring to the attention of the Audit Committee of the Company’s Board of Directors any material information of which he or she becomes aware that affects the disclosures made by the Company in its public filings and (b) otherwise assist the Audit Committee in fulfilling its responsibilities.

The CEO and each senior financial officer must promptly bring to the attention of the Audit Committee any information that he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

The CEO and each senior financial officer must promptly bring to the attention of the General Counsel or CEO and to the Audit Committee any information that he or she may have concerning any violation of this Code or the Company’s Code of Business Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

The CEO and each senior financial officer must promptly bring to the attention of the General Counsel or CEO and to the Audit Committee any information that he or she may have concerning evidence of a material violation, by the Company or any agent of the Company, of the securities or other laws, rules or regulations applicable to the Company and the operation of its business.

In the event of violations of the Code of Business Conduct or of these additional policies and procedures by the CEO or by one of the Company’s senior financial officers, the Company’s Board of Directors will determine, or designate appropriate persons to determine, appropriate actions to be taken. Such actions will be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and to these additional procedures and may include written notices to the individual involved that the Board of Directors has determined that there has been a violation, censure by the Board of Directors, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board of Directors), or termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or its designee will take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

F-1

PROXY

EQUINIX, INC.

PROXY

301 Velocity Way, Fifth Floor, Foster City, California 94404

This Proxy is Solicited on Behalf of the Board of Directors of Equinix, Inc.

for the Annual Meeting of Stockholders to be held June 2, 2005

The undersigned holder of Common Stock, par value $.001, or Series A Preferred Stock, par value $.001, of Equinix, Inc. (the “Company”) hereby appoints Peter F. Van Camp and Renee F. Lanam, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock or Series A Preferred Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 2, 2005 at 10:30 a.m. local time, at the Company’s headquarters located at 301 Velocity Way, Foster City, California, 94404, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

EQUINIX, INC.

Please mark votes as in this example

1. To elect the following directors to serve for a term ending upon the 2006 Annual Meeting or until their successors have been duly elected and qualified:

FOR WITHHELD

Nominees: Theng Kiat Lee, Steven Clontz, Steven Eng, Gary Hromadko, Scott Kriens, Andrew Rachleff, Dennis Raney, Peter Van Camp, Michelangelo Volpi

For all nominees, except for nominees written below.:

Nominee Exception(s)

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:

Signature (if held jointly):

Date:

, 2005.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.